Exhibit 99.1

FOR IMMEDIATE RELEASE

January 23, 2019

NextGen Healthcare, Inc. Reports Fiscal 2019 Third Quarter Results

IRVINE, Calif. – (BUSINESS WIRE) – NextGen Healthcare, Inc. (NASDAQ: NXGN) announced today its fiscal 2019 third quarter ended December 31, 2018 operating results.

"We are pleased with our year to date bookings growth of over 20%, our attrition rate ticking down sequentially in the quarter and the progress we have made in terms of new client wins. Our fully integrated solution continues to resonate with both existing and new clients, we continue to improve client satisfaction, and we are managing our expenses and investments effectively.  Based on our progress, we remain confident that we are on track to meet our multi-year growth targets,” commented Rusty Frantz, president and chief executive officer of NextGen Healthcare.

Fiscal 2019 Third Quarter Highlights

As a result of the adoption of Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers: Topic 606 (“ASC 606”), the GAAP comparisons below compare fiscal 2019 third quarter results under ASC 606 to the fiscal 2018 third quarter results under the legacy revenue guidance (“ASC 605”). A reconciliation of fiscal 2019 third quarter results from ASC 606 to ASC 605 can be found in the tables at the end of the press release.

On a GAAP basis, revenue for the fiscal 2019 third quarter was $130.9 million compared to $131.7 million a year-ago. On a pro forma basis under ASC 605, revenue for the fiscal 2019 third quarter was $130.3 million.

On a GAAP basis, net income for the fiscal 2019 third quarter was $4.8 million, compared with net income of $1.5 million in the fiscal 2018 third quarter. On a pro forma basis under ASC 605, net income for the fiscal 2019 third quarter was $3.8 million.

On a GAAP basis, fully diluted net income per share was $0.07 in the fiscal 2019 third quarter compared with earnings per share of $0.02 for the same period a year ago.  On a non-GAAP basis, fully diluted earnings per share for the fiscal 2019 third quarter was $0.20 versus $0.15 reported in the third quarter a year ago. On a pro forma non-GAAP basis, under ASC 605, fully diluted earnings per share for the fiscal 2019 third quarter was $0.18.

Fiscal 2019 Financial Outlook

The company’s updated outlook for fiscal 2019 is as follows:

•	Revenue of between $525 million and $535 million, unchanged from the previous range, but with a bias towards the lower end.
•	Non-GAAP EPS of between $0.72 and $0.76, from the previous range of $0.70 to $0.74.

Conference Call Information

NextGen Healthcare will host a conference call to discuss its fiscal 2019 third quarter results on Wednesday, January 23, 2019 at 5:00 PM ET (2:00 PM PT). Shareholders and interested participants may listen to a live broadcast of the conference call by dialing 866-750-8947 or 720-405-1352 for international callers, and referencing participant code 3208647 approximately 15 minutes prior to the call. A live webcast of the conference call will be available on the investor relations section of the company’s web site and an audio file of the call will also be archived for 90 days at investor.nextgen.com. After the conference call, a replay will be available until January 27, 2019 and can be accessed by dialing 800-585-8367 or 404-537-3406 for international callers, and referencing participant code 3208647.

About NextGen Healthcare, Inc

NextGen Healthcare is enabling the transformation of ambulatory care by providing a range of software, services, and analytics solutions to medical and dental group practices. The company's portfolio delivers foundational capabilities to empower physician success, enrich the patient care experience, and enable the transition to value-based healthcare. Visit www.nextgen.com for additional information.

Media Contact:
NextGen Healthcare
Cynthia Ragland, (949) 255-2600 x75416
cragland@nextgen.com

or

Investor Contact:

Westwicke Partners

Bob East or Asher Dewhurst

Westwicke Partners

443-213-0500

SAFE HARBOR PROVISIONS FOR FORWARD-LOOKING STATEMENTS

This news release may contain forward-looking statements within the meaning of the federal securities laws, including but not limited to, statements regarding future events, developments in the healthcare sector and regulatory framework, the Company's future performance, as well as management's expectations, beliefs, intentions, plans, estimates or projections relating to the future (including, without limitation, statements concerning revenue, net income, and earnings per share). Risks and uncertainties exist that may cause the results to differ materially from those set forth in these forward-looking statements. Factors that could cause the anticipated results to differ from those described in the forward-looking statements and additional risks and uncertainties are set forth in Part I, Item A of our most recent Annual Report on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q, including but not limited to: the volume and timing of systems sales and installations; length of sales cycles and the installation process; the possibility that products will not achieve or sustain market acceptance; seasonal patterns of sales and customer buying behavior; impact of incentive payments under The American Recovery and Reinvestment Act on sales and the ability of the Company to meet continued certification requirements; uncertainties related to the future impact of U.S. tax reform; the impact of governmental and regulatory agency investigations; the development by competitors of new or superior technologies; the timing, cost and success or failure of new product and service introductions, development and product upgrade releases; undetected errors or bugs in software; product liability; changing economic, political or regulatory influences in the health-care industry; changes in product-pricing policies; availability of third-party products and components; competitive pressures including product offerings, pricing and promotional activities; the Company's ability or inability to attract and retain qualified personnel; possible regulation of the Company's software by the U.S. Food and Drug Administration; changes of accounting estimates and assumptions used to prepare the prior periods' financial statements; disruptions caused by acquisitions of companies, products, or technologies; and general economic conditions. A significant portion of the Company's quarterly sales of software product licenses and computer hardware is concluded in the last month of a fiscal quarter, generally with a concentration of such revenues earned in the final ten business days of that month. Due to these and other factors, the Company's revenues and operating results are very difficult to forecast. A major portion of the Company's costs and expenses, such as personnel and facilities, are of a fixed nature and, accordingly, a shortfall or decline in quarterly and/or annual revenues typically results in lower profitability or losses. As a result, comparison of the Company's period-to-period financial performance is not necessarily meaningful and should not be relied upon as an indicator of future performance. These forward-looking statements speak only as of the date hereof. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

USE OF NON-GAAP FINANCIAL MEASURES

This news release contains certain non-GAAP (Generally Accepted Accounting Principles) financial measures, which are provided only as supplemental information. Investors should consider these non-GAAP financial measures only in conjunction with the comparable GAAP financial measures. These non-GAAP measures are not in accordance with or a substitute for U.S. GAAP. Pursuant to the requirements of Regulation G, the Company has provided a reconciliation of non-GAAP financial measures to the most directly comparable financial measure in the accompanying financial tables. Other companies may calculate non-GAAP measures differently than NextGen Healthcare, Inc., which limits comparability between companies. The Company believes that its presentation of non-GAAP diluted earnings per share provides useful supplemental information to investors and management regarding the Company's financial condition and results. The presentation of non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. The Company calculates non-GAAP diluted earnings per share by excluding net acquisition costs, amortization of acquired intangible assets, amortization of deferred debt issuance costs, restructuring costs, net securities litigation defense costs and settlement, share-based compensation, and other non-run-rate expenses from GAAP income before provision for income taxes. The Company utilizes a normalized non-GAAP tax rate to provide better consistency across the interim reporting periods within a given fiscal year by eliminating the effects of non-recurring and period-specific items, which can vary in size and frequency, and which are not necessarily reflective of the Company’s longer-term operations.

The normalized non-GAAP tax rate applied to fiscal year 2019 was 22.0%, compared to 30.5% for fiscal year 2018, which was updated as a result of the enactment of the new tax reform legislation on December 22, 2017. The determination of this rate is based on the consideration of both historic and projected financial results. The Company may adjust its non-GAAP tax rate as additional information becomes available and in conjunction with any other significant events occur that may materially affect this rate, such as merger and acquisition activity, changes in business outlook, or other changes in expectations regarding tax regulations.

The Company’s future period guidance in this release includes adjustments for items not indicative of the Company’s core operations. Such adjustments are generally expected to be of a nature similar to those adjustments applied to the Company’s historic GAAP financial results in the determination of the Company’s non-GAAP diluted earnings per share. Such adjustments, however, may be affected by changes in ongoing assumptions and judgments as to the items that are excluded in the calculation of non-GAAP adjusted net income and adjusted diluted earnings per share, as described in this release. The exact amount and probable significance of these adjustments, including net acquisition costs, net securities litigation defense costs, and other non-run-rate expenses, are not currently determinable without unreasonable efforts, but may be significant. These items cannot be reliably quantified or forecasted due to the combination of their historic and expected variability. It is therefore not practicable to reconcile this non-GAAP guidance to the most comparable GAAP measures.

NEXTGEN HEALTHCARE, INC.

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data)

(Unaudited)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2018	2017	2018	2017
Revenues:
Recurring	$117,446	$118,997	$353,770	$357,616
Software, hardware, and other non-recurring	13,421	12,718	40,618	37,628
Total revenues	130,867	131,715	394,388	395,244
Cost of revenue:
Recurring	47,997	49,347	143,322	145,504
Software, hardware, and other non-recurring	6,576	6,323	20,752	18,310
Amortization of capitalized software costs and acquired intangible assets	7,098	5,964	20,566	15,744
Total cost of revenue	61,671	61,634	184,640	179,558
Gross profit	69,196	70,081	209,748	215,686
Operating expenses:
Selling, general and administrative	41,304	43,563	120,169	127,517
Research and development costs, net	20,682	20,645	61,181	60,161
Amortization of acquired intangible assets	1,027	1,956	3,316	6,015
Restructuring costs	—	130	—	130
Total operating expenses	63,013	66,294	184,666	193,823
Income from operations	6,183	3,787	25,082	21,863
Interest income	44	15	113	36
Interest expense	(720)	(733)	(2,219)	(2,250)
Other income (expense), net	(227)	(41)	384	(48)
Income before provision for income taxes	5,280	3,028	23,360	19,601
Provision for income taxes	456	1,487	2,794	6,134
Net income	$4,824	$1,541	$20,566	$13,467
Net income per share:
Basic	$0.07	$0.02	$0.32	$0.21
Diluted	$0.07	$0.02	$0.32	$0.21
Weighted-average shares outstanding:
Basic	64,637	63,706	64,308	63,287
Diluted	64,776	63,708	64,499	63,296

NEXTGEN HEALTHCARE, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

(Unaudited)

	December 31, 2018	March 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$30,054	$28,845
Restricted cash and cash equivalents	7,389	2,373
Accounts receivable, net	84,360	84,962
Contract assets	11,281	—
Inventory	129	180
Income taxes receivable	6,061	8,122
Prepaid expenses and other current assets	18,505	17,180
Total current assets	157,779	141,662
Equipment and improvements, net	23,169	26,795
Capitalized software costs, net	33,468	26,318
Deferred income taxes, net	6,417	9,219
Contract assets, net of current	3,608	—
Intangibles, net	57,911	74,091
Goodwill	218,771	218,875
Other assets	29,620	18,795
Total assets	$530,743	$515,755
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$3,611	$4,213
Contract liabilities	50,449	54,079
Accrued compensation and related benefits	24,179	27,910
Income taxes payable	47	73
Other current liabilities	41,610	48,317
Total current liabilities	119,896	134,592
Contract liabilities, net of current	—	1,173
Deferred compensation	5,564	6,086
Line of credit	27,000	37,000
Other noncurrent liabilities	12,913	13,494
Total liabilities	165,373	192,345
Commitments and contingencies
Shareholders' equity:
Common stock
$0.01 par value; authorized 100,000 shares; issued and outstanding 64,704 and 63,995 shares at December 31, 2018 and March 31, 2018, respectively	647	640
Additional paid-in capital	258,311	244,462
Accumulated other comprehensive loss	(1,281)	(400)
Retained earnings (1)	107,693	78,708
Total shareholders' equity	365,370	323,410
Total liabilities and shareholders' equity	$530,743	$515,755

(1)	Includes cumulative effect adjustment related to the adoption of ASC 606.

NEXTGEN HEALTHCARE, INC.

NON-GAAP FINANCIAL MEASURES

(In thousands, except per share data)

RECONCILIATION OF NON-GAAP DILUTED EARNINGS PER SHARE

	Three Months Ended December 31,		Nine Months Ended December 31,
	2018	2017	2018	2017
Income before provision for income taxes - GAAP	$5,280	$3,028	$23,360	$19,601
Non-GAAP adjustments:
Acquisition costs, net	109	387	2,058	1,569
Amortization of acquired intangible assets	5,315	6,083	16,180	17,351
Amortization of deferred debt issuance costs	177	269	532	807
Restructuring costs	—	130	—	130
Securities litigation defense costs and settlement, net of insurance	29	152	(5,407)	716
Share-based compensation	4,698	3,453	11,949	8,585
Other non-run-rate expenses*	1,340	—	3,979	263
Total adjustments to GAAP income before provision for income taxes:	11,668	10,474	29,291	29,421
Income before provision for income taxes - Non-GAAP	16,948	13,502	52,651	49,022
Provision for income taxes	3,729	4,118	11,584	14,952
Net income - Non-GAAP	$13,219	$9,384	$41,067	$34,070
Diluted net income per share - Non-GAAP	$0.20	$0.15	$0.64	$0.54
Weighted-average shares outstanding (diluted):	64,776	63,708	64,499	63,296

RECONCILIATION OF NON-GAAP DILUTED EARNINGS PER SHARE UNDER ASC 605

Income before provision for income taxes - Non-GAAP	16,948		52,651
Adjustments due to adoption of ASC 606	(1,610)		(5,699)
Income before provision for income taxes - Non-GAAP under ASC 605	15,338		46,952
Provision for income taxes	3,374		10,329
Net income - Non-GAAP under ASC 605	$11,964		$36,623
Diluted net income per share - Non-GAAP under ASC 605	$0.18		$0.57
Weighted-average shares outstanding (diluted):	64,776		64,499

* Other non-run-rate expenses for the three and nine months ended December 31, 2018 consist primarily of severance and other employee-related costs not related to core operations. Other non-run-rate expenses for the nine months ended December 31, 2017 consist primarily of professional services costs not related to core operations.

We adopted Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers: Topic 606 (“ASC 606”) and all related amendments as of April 1, 2018 using the modified retrospective method for all contracts not completed as of the date of adoption. Results for reporting periods beginning after April 1, 2018 are presented under ASC 606, while prior period comparative information has not been adjusted and continue to be reported under the accounting standards in effect for those prior periods.

The impact of the adoption of ASC 606 on our consolidated statements of net income for the three and nine months ended December 31, 2018, assuming that the previous revenue recognition guidance had been in effect, is summarized as follows:

	Three Months Ended December 31, 2018
	As reported under	Adjustments due to	As disclosed under
	ASC 606	adoption of ASC 606	ASC 605
Revenues:
Subscription services	$30,035	$(1,557)	$28,478
Support and maintenance	39,714	(1,620)	38,094
Managed services	24,251	2,646	26,897
Electronic data interchange and data services	23,446	(26)	23,420
Total recurring revenues	117,446	(557)	116,889
Software license and hardware	9,217	(325)	8,892
Other non-recurring services	4,204	358	4,562
Total software, hardware, and other non-recurring revenues	13,421	33	13,454
Total revenue	130,867	(524)	130,343
Total cost of revenue	61,671	36	61,707
Gross profit	69,196	(560)	68,636
Operating expenses:
Selling, general and administrative	41,304	1,050	42,354
Research and development costs, net	20,682	—	20,682
Amortization of acquired intangibles	1,027	—	1,027
Total operating expenses	63,013	1,050	64,063
Income from operations	6,183	(1,610)	4,573
Interest and other income, net	(903)	—	(903)
Income before provision for income taxes	5,280	(1,610)	3,670
Provision for income taxes	456	(553)	(97)
Net income	$4,824	$(1,057)	$3,767

	Nine Months Ended December 31, 2018
	As reported under	Adjustments due to	As disclosed under
	ASC 606	adoption of ASC 606	ASC 605
Revenues:
Subscription services	$87,618	$(5,509)	$82,109
Support and maintenance	120,556	(3,789)	116,767
Managed services	74,048	8,746	82,794
Electronic data interchange and data services	71,548	(111)	71,437
Total recurring revenues	353,770	(663)	353,107
Software license and hardware	26,013	(1,168)	24,845
Other non-recurring services	14,605	464	15,069
Total software, hardware, and other non-recurring revenues	40,618	(704)	39,914
Total revenue	394,388	(1,367)	393,021
Total cost of revenue	184,640	130	184,770
Gross profit	209,748	(1,497)	208,251
Operating expenses:
Selling, general and administrative	120,169	4,202	124,371
Research and development costs, net	61,181	—	61,181
Amortization of acquired intangibles	3,316	—	3,316
Total operating expenses	184,666	4,202	188,868
Income from operations	25,082	(5,699)	19,383
Interest and other income, net	(1,722)	—	(1,722)
Income before provision for income taxes	23,360	(5,699)	17,661
Provision for income taxes	2,794	(1,550)	1,244
Net income	$20,566	$(4,149)	$16,417